Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of First Cash Financial Services, Inc. on Form S-3 of our report dated August 31, 1998, appearing in the Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended July 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Fort Worth, Texas
January 22, 1999





















                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 22, 1996, appearing on page F-2 of the company's Annual Report on Form 10-K for the year ended July 31, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.



PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Fort Worth, Texas
January 22, 1999


















                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 17, 1998, appearing on page 9 of Amendment No. 1 to the company's Current Report on Form 8-K dated September 22, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.



TOLLEFSON & CLANCEY

Tollefson & Clancey
Certified Public Accountants
San Leandro, California
January 18, 1999